UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2008

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 18, 2008, Interstate Power and Light Company ("IP&L") filed a complaint against ITC Midwest LLC ("ITC Midwest"), a wholly-owned operating subsidiary of ITC Holdings Corp. ("ITC Holdings"), before the Federal Energy Regulatory Commission (the "FERC") under Section 206 of the Federal Power Act. The complaint alleges that: (1) the operations and maintenance expenses and administrative and general expenses projected in ITC Midwest’s posted network transmission rate of $4.162 per killowatt (kW) per month (which reflects a $4.125 million rate discount), for the period from January 1, 2009 through December 31, 2009 (the "2009 Rate") appear to be excessive; (2) the true-up amount related to ITC Midwest’s posted network rate for the period through December 31, 2008, which was $2.564 per kW per month, will cause ITC Midwest to charge an excessive rate in future years; and (3) that the methodology of allocating administrative and general expenses among ITC Holdings’ operating companies was changed, resulting in such additional expenses being allocated to ITC Midwest. The complaint states that it does not challenge ITC Midwest’s Attachment O formula or ITC Midwest’s planned capital investments. ITC Midwest’s network rate is based on its forward-looking Attachment O rate formula, as approved by FERC, which incorporates ITC Midwest’s projected net revenue requirement and load. Among the other things, IP&L's complaint seeks investigative action by the FERC relating to ITC Midwest’s transmission service charges reflected in the 2009 Rate, as well as hearings regarding the justness and reasonableness of the 2009 Rate (with the ultimate goal of reducing such rate). The resolution of this proceeding and its ultimate impact on ITC Midwest’s network rate and transmission revenues cannot be determined at this time. ITC Holdings believes that the 2009 Rate is just and reasonable, that IP&L has not proffered sufficient arguments or reasons for the complaint to be sustained, and that the 2009 Rate appropriately reflects the commitment of ITC Midwest to improve the performance and reliability of its transmission system. Accordingly, ITC Holdings and ITC Midwest believe that IP&L’s action is without merit and will contest it vigorously.

On November 19, 2008, ITC Midwest issued a press release relating to the foregoing matters. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

The information set forth above under Item 7.01 is hereby incorporated by reference into this Item 8.01 as though fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 ITC Holdings Corp. Press Release, dated November 19, 2008

The information in this Current Report on Form 8−K is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

November 19, 2008	By:	Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	ITC Holdings Corp. Press Release, dated November 19, 2008